UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c- 5(d)(2)

☐	Definitive Information Statement

☑	Definitive Additional Material

CODE GREEN APPAREL CORP.

 (Name of Registrant As Specified In Its Charter)

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CODE GREEN APPAREL CORP.	CONTROL ID:
REQUEST ID:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF INFORMATION STATEMENT MATERIALS
HOW TO REQUEST PAPER COPIES OF OUR MATERIALS

PHONE: Call toll free 1-866-752-8683	FAX: Send this card to 202-521-3464	INTERNET: https://www.iproxydirect.com/CGAC and follow the on-screen instructions.	EMAIL: proxy@iproxydirect.com Include your Control ID in your email.

This communication represents a notice to access a more complete set of materials available to you on the Internet. We encourage you to access and review all of the important information contained in the materials. the information statement is available at: https://www.iproxydirect.com/CGAC

If you want to receive a paper copy of the information statement materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request, as instructed above, before September 25, 2017.

WE ARE NOT ASKING YOU FOR A PROXY OR YOUR VOTE, AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR VOTE

We are not soliciting proxies for this information statement. This is for your information only - you are not required to respond or take any other action.

The purposes of the information statement are to notify you of the prior approval of the following:
1.

1.     the appointment of two members to our Board of Directors (the “Board”);

2.     the adoption of the Code Green Apparel Corp. 2017 Equity Incentive Plan;

3.     Approval for the filing of a Certificate of Amendment to the Company’s Articles of Incorporation (the “Amendment”) to increase the number of authorized shares of the Company’s capital stock to five billion (5,000,000,000) shares, consisting of four billion nine hundred ninety million (4,990,000,000) shares of common stock, $0.001 par value per share and ten million (10,000,000) shares of preferred stock, $0.001 par value per share, without affecting or modifying the Company’s previously designated shares of preferred stock in any way;

4.     Approval for our Board of Directors, without further stockholder approval, to effect a reverse stock split of all of the outstanding common stock of the Company, by the filing of a Certificate of Amendment to the Company’s Articles of Incorporation with the Secretary of State of Nevada, in a ratio of between one-for-one hundred and one-for-one thousand, with the Company’s Board of Directors having the discretion as to whether or not the reverse split is to be effected, and with the exact exchange ratio of any reverse split to be set at a whole number within the above range as determined by the Board of Directors in its sole discretion, at any time before the earlier of (a) August 3, 2018; and (b) the date of the Company’s 2018 annual meeting of stockholders;

5.      the appointment of Soles, Heyn & Company LLP as our independent registered public accounting firm;

6.      the approval of an advisory vote on the frequency of an advisory vote on executive compensation; and

7.      the approval of an advisory vote on executive compensation.

Pursuant to new Securities and Exchange Commission rules, you are receiving this Notice that the information statement materials are available on the Internet. Follow the instructions below to view the materials or request printed copies

Please note – This is not a Proxy Card - you cannot vote by returning this card, we are not asking you for a proxy or your vote, and you are requested not to send us a proxy or your vote. This is for your information only - you are not required to respond or take any other action.

CODE GREEN APPAREL CORP. SHAREHOLDER SERVICES 500 Perimeter Park Drive Suite D Morrisville NC 27560	FIRST-CLASS MAIL US POSTAGE PAID RALEIGH NC PERMIT # 870

Time Sensitive shareholder information enclosed

IMPORTANT SHAREHOLDER INFORMATION

your vote is important